UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2013

Beam Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

(847) 948-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 8, 2013, Beam Inc. (the “Company”) issued a press release reporting its financial results for the second quarter of 2013 and providing guidance for the full year. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Pursuant to general instruction B.2 to Form 8-K, the information furnished pursuant to Items 2.02 and 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

Item 7.01.	Regulation FD Disclosure.

See “Item 2.02. Results of Operations and Financial Condition” above.

Item 8.01.	Other Events.

On August 8, 2013, the Company also announced that its Board of Directors has authorized a share repurchase plan, under which the Company may repurchase up to 3 million shares of the Company’s common stock, par value $3.125 per share, with no expiration date for the program. The Company may repurchase shares from time to time in the open market or in other privately negotiated transactions.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release of Beam Inc. dated August 8, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAM INC.
(Registrant)

Date: August 8, 2013	By:	/s/ Robert F. Probst
	Name:	Robert F. Probst
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Beam Inc. dated August 8, 2013

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